Exhibit 99.1

For Immediate Release:  May 17, 2005

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.
Announces 2005 First Quarter Results

Results of Operations

Memphis, Tennessee…..May 17, 2005…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2005 first quarter results of operations.  Net sales for the first quarter increased 6.3%, to $32.1 million from the $30.2 million recorded during the first quarter of 2004.  Adjusted EBITDA (defined below) increased 6.7%, to $9.6 million from $9.0 million in the first quarter of 2004.  Net income for the first quarter increased to $0.2 million from a net loss of $8.0 million in the first quarter of 2004.  As more fully described below, the Company completed an acquisition and recapitalization during the first quarter of 2004 which had an impact on the net income reported for both the first quarter of 2004 and 2005.  The effect of this acquisition has been eliminated from the presentation of Adjusted EBITDA.

On January 30, 2004, TTS Holdings LLC, a company formed by Gilbert Global Equity Partners L.P., entered into a stock purchase agreement with our direct parent company, True Temper Corporation, and certain of its security holders, pursuant to which TTS Holdings LLC and certain members of our senior management agreed to purchase all of the outstanding shares of capital stock of True Temper Corporation.  The transaction contemplated by the purchase agreement closed on March 15, 2004.  As part of this transaction, the Company was recapitalized through the establishment of a new senior credit facility and the issuance of new 8 3/8% senior subordinated notes due 2011.  In conjunction with this recapitalization, certain expenses related to the early extinguishment of long-term debt and other related transaction fees were recorded totaling $14.6 million, resulting in a $10.9 million after-tax reduction to the first quarter 2004 net income.  In addition, as part of the required purchase accounting, the Company recorded the estimated fair value of certain intangible assets.  Non-cash amortization of these intangible assets during the first quarter of 2005 totaled $3.5 million, resulting in a $2.1 million after-tax reduction to the first quarter 2005 net income.

The transaction was accounted for using the purchase method of accounting.  Accordingly, the financial statements included in this press release present the historical cost basis results of the Company as “predecessor company” through March 14, 2004, and the results of the Company as “successor company” from March 15, 2004 through

April 3, 2005.  The sum of the results of the predecessor and successor companies is also included where appropriate, and labeled as “combined company.”

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “We are very pleased with our overall operating performance during the first quarter.  Although it remains to be seen if the overall golf industry is in fact growing in 2005, there are several key industry dynamics and True Temper specific initiatives that are fueling our revenue growth over prior year levels.  First, our exciting new products such as Dynamic Gold SL and Grafalloy ProLaunch are building momentum in the OEM and distributor markets.  In particular, ProLaunch appears to be gaining broader acceptance in the driver market, as we have more than doubled our volume of this product line during the first quarter.  In addition, several of our key OEM partners also have new club launches in the market this spring, primarily in the iron category.  According to market surveys, although unit sales at retail are tracking relatively flat to the 2004 levels, the inventory channel appears to be in much better condition than it was during the prior year, enabling more of a demand order mode and allowing us to increase our unit volume even in a less than robust sales environment.  Lastly, we have seen an improvement in our premium steel golf shaft mix that often accompanies an overall increase in new golf club launches in the iron category.”

Mr. Hennessy continued, “As encouraging as the revenue growth may be, we are equally pleased with the profitability we were able to generate on these increased sales.  We knew entering 2005 that our Company would face some significant inflation and commodity pressures in our raw materials and energy sources.  We have worked diligently through productivity and cost control programs at every level of the organization to offset these increased expenses.  In addition, our transition of composite manufacturing operations from El Cajon, California to Guangzhou, China is virtually complete and has gone even more smoothly than initially expected.  These factors have combined to enable us to deliver a record Adjusted EBITDA level for the first quarter of nearly $10 million, right at our internal target of 30% of net sales.  We have also continued our focus on inventory reduction during the first quarter.  As a result of the increased unit sales, and careful attention to our global logistics efforts, we were able to reduce inventory by $2.5 million during the first quarter of 2005; well on our way to our overall annual reduction target of $3.0 to $5.0 million.”

Outlook

In his comments about the Company’s future performance, Mr. Hennessy said, “While the outlook for the overall golf industry remains cautious for 2005, there are several positive indicators for our business.  New products from True Temper and our key OEM partners, and a healthier inventory channel should both contribute to revenue improvements in the second quarter and for the full year.  Entering 2005 we had characterized our revenue growth expectation for the first quarter as “modest”.  Given our current incoming order pattern, the momentum in the marketplace for our new products, we currently believe our 2005 second quarter sales potential is for “stronger improvement” or double digit growth over the comparatively weak second quarter of 2004.  However, given the relatively flat retail environment, and the pressure on rounds played in the early part of the year, it is premature to assess whether the overall golf industry will provide any stimulus for growth during 2005.  The reorder patterns experienced through the second quarter will provide more definitive guidance as to the full year potential.  At this time, we are confident that full year results will exceed 2004, but the magnitude remains to be seen.”

Mr. Hennessy went on to say, “As we expected, this revenue growth is enabling us to maximize the productivity and cost savings programs that were put in place during the difficult days of 2004.  Commodity pricing pressure continues, but based on our programs we remain confident in our plan to deliver gross profit and Adjusted EBITDA for the second quarter and full year near our historical targets of 40% and 30%, respectively.  In addition, we are aggressively addressing our global logistics and inventory management processes to continue to reduce our inventory levels and maximize our cash flow potential in 2005.  We expect the inventory reduction that began in the first quarter to continue during the second quarter, although not at the same level.  Combined with improved operating performance, this should enable us to make significant progress toward our goals of increasing our free cash position and substantially reducing our overall leverage.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Thursday, May 19, 2005 at 2:00 p.m. Eastern Time.  Interested parties may participate by calling 888-946-7793 or 517-308-9015 just prior to the start time.  Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00 p.m. Eastern Time on May 19, 2005 until 5:00 p.m. Eastern Time on May 26, 2005.  The replay may be accessed by calling 800-297-0781 or 203-369-3239.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to, comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission (“SEC”), and recently in the Business Risks section of Item 1 to Part 1 of our 2004 Annual Report on Form 10-K filed with the SEC on March 30, 2005.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC.
(A wholly-owned subsidiary of True Temper Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands)

	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To April 3, 2005	Period from January 1 To March 28, 2004	Period from March 15 To March 28, 2004	Period from January 1 To March 14, 2004

NET SALES	$32,103	$30,211	$9,964	$20,247
Cost of sales	19,234	17,859	5,988	11,871
GROSS PROFIT	12,869	12,352	3,976	8,376

Selling, general and administrative expenses	4,188	4,199	564	3,635
Amortization of intangible assets	3,456	—	—	—
Business development, start-up costs and transition costs	65	183	83	100
Transaction and reorganization expense	—	5,381	—	5,381
Loss on early extinguishment of long-term debt	—	9,217	—	9,217
OPERATING INCOME (LOSS)	5,160	(6,628)	3,329	(9,957)

Interest expense, net of interest income	4,767	3,183	685	2,498
Other expenses (income), net	12	—	2	(2)
INCOME (LOSS) BEFORE INCOME TAXES	381	(9,811)	2,642	(12,453)

Income tax expense (benefit)	197	(1,800)	1,045	(2,845)
NET INCOME (LOSS)	$184	$(8,011)	$1,597	$(9,608)

TRUE TEMPER SPORTS, INC.
(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	April 3, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,286	$3,337
Receivables, net	20,137	14,578
Inventories	19,337	21,910
Prepaid expenses and other current assets	3,102	3,533
Total current assets	46,862	43,358

Property, plant and equipment, net	13,157	13,407
Goodwill, net	150,883	150,883
Intangible assets, net	142,810	146,266
Other assets	6,642	6,911
Total assets	$360,354	$360,825

LIABILITIES & STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$818	$545
Accounts payable	5,350	4,356
Accrued expenses and other current liabilities	7,907	9,796
Total current liabilities	14,075	14,697

Deferred tax liability, net	5,531	5,403
Long-term debt, net of current portion	231,907	232,180
Other liabilities	7,342	7,215
Total liabilities	258,855	259,495

STOCKHOLDER’S EQUITY	—	—
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares
Additional paid-in capital	111,943	111,943
Accumulated deficit	(10,280)	(10,464)
Accumulated other comprehensive loss, net of taxes	(164)	(149)
Total stockholder’s equity	101,499	101,330
Total liabilities and stockholder’s equity	$360,354	$360,825

TRUE TEMPER SPORTS, INC.
(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To April 3, 2005	Period from January 1 To March 28, 2004	Period from March 15 To March 28, 2004	Period from January 1 To March 14, 2004
OPERATING ACTIVITIES
Net income (loss)	$184	$(8,011)	$1,597	$(9,608)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	685	749	78	671
Amortization of deferred financing costs	363	109	—	109
Amortization of intangible assets	3,456	—	—	—
Transaction and reorganization expenses	—	5,381	—	5,381
Loss on early extinguishment of long-term debt	—	9,217	—	9,217
Deferred taxes	128	(1,934)	1,081	(3,015)
Changes in operating assets and liabilities, net	(3,391)	(1,928)	(2,155)	227
Net cash provided by operating activities	1,425	3,583	601	2,982

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(435)	(372)	(42)	(330)
Net cash used in investing activities	(435)	(372)	(42)	(330)

FINANCING ACTIVITIES
Proceeds from issuance of bank debt	—	110,000	110,000	—
Proceeds from issuance of Senior Subordinated Notes	—	125,000	125,000	—
Principal payments on bank debt	—	(7,700)	—	(7,700)
Repay bank debt, including accrued interest	—	(6,335)	(6,335)	—
Call senior subordinated notes, including accrued interest and call premiums	—	(109,455)	(109,455)	—
Payment of debt issuance costs	—	(8,455)	(8,455)	—
Distribution of net equity to selling shareholders	—	(102,518)	(102,518)	—
Transaction and reorganization expenses, including cash payments for direct acquisition costs	—	(8,743)	(8,280)	(463)
Other financing activity	(41)	(42)	—	(42)
Net cash used in financing activities	(41)	(8,248)	(43)	(8,205)

Net increase (decrease) in cash	949	(5,037)	516	(5,553)
Cash at beginning of period	3,337	8,389	2,836	8,389
Cash at end of period	$4,286	$3,352	$3,352	$2,836

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus management services fees, business development, start-up costs and transition costs, transaction and reorganization expenses, loss on early extinguishment of long-term debt, and initial compliance costs for Sarbanes-Oxley. Not all adjustments described are applicable to the periods identified in the table below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To April 3, 2005	Period from January 1 To March 28, 2004	Period from March 15 To March 28, 2004	Period from January 1 To March 14, 2004

Operating income (loss)	$5,160	$(6,628)	$3,329	$(9,957)
Plus:
Depreciation	685	749	78	671
Amortization of intangible assets	3,456	—	—	—
EBITDA	9,301	(5,879)	3,407	(9,286)
Plus:
Business development, start-up costs and transition costs	65	183	83	100
Transaction and reorganization expenses	—	5,381	—	5,381
Loss on early extinguishment of long-term debt	—	9,217	—	9,217
Sarbanes-Oxley initial compliance costs	139	—	—	—
Management services fee	125	125	17	108
Adjusted EBITDA	$9,630	$9,027	$3,507	$5,520

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To April 3, 2005	Period from January 1 To March 28, 2004	Period from March 15 To March 28, 2004	Period from January 1 To March 14, 2004

Adjusted EBITDA	$9,630	$9,027	$3,507	$5,520
Cash interest payments	(6,953)	(348)	—	(348)
Cash income tax payments	(49)	(174)	—	(174)
Business development, start-up costs and transition costs	(65)	(183)	(83)	(100)
Management services fee	(125)	(125)	(17)	(108)
Changes in working capital requirements and other	(1,013)	(4,614)	(2,806)	(1,808)

Net cash provided by operating activities	$1,425	$3,583	$601	$2,982